Exhibit 99.1

Contacts:

Media Contact	Investor Contact
David Grip	Brian Denyeau
AspenTech	ICR
+1 781-221-5273	+1 646-277-1251
david.grip@aspentech.com	brian.denyeau@icrinc.com

Aspen Technology Announces Financial Results for the
Fourth Quarter and Fiscal Year 2019

Bedford, Mass. - August 7, 2019 - Aspen Technology, Inc. (NASDAQ:AZPN), the asset optimization software company, today announced financial results for its fourth quarter and fiscal year ended June 30, 2019.

“AspenTech’s fourth quarter performance was a strong finish to a great year, highlighted by a return to double-digit annual spend growth. Our results reflect positive contributions across all areas of the business, including meaningful improvement in Engineering, continued strength in MSC and substantial growth from APM,” said Antonio Pietri, President and Chief Executive Officer of AspenTech.

Pietri continued, “We enter fiscal year 2020 performing at a high level and are benefitting from a positive demand environment driven by a secular technology investment cycle in the process and other capital intensive industries. We believe AspenTech is well positioned to benefit from this trend and intend to make investments in the business this year to ensure we maximize this opportunity. We are confident this will generate additional value for our customers and shareholders over time.”

Fourth Quarter and Fiscal Year 2019 Recent Business Highlights

•
Annual spend, which the company defines as the annualized value of all term license and maintenance contracts at the end of the quarter, was approximately $541 million at the end of the fourth quarter of fiscal 2019, which increased 10.6% compared to the fourth quarter of fiscal 2018 and 2.8% sequentially.

•	GAAP operating margin was 56.8% compared to 50.2% in the fourth quarter of fiscal 2018. Non-GAAP operating margin was 61.3% compared to 54.1% in the fourth quarter of fiscal 2018.

•	AspenTech repurchased approximately 648,000 shares of its common stock for $75 million in the fourth quarter of fiscal 2019.

•	AspenTech repurchased approximately 3.1 million shares of its common stock for $300 million in fiscal year 2019.

Summary of Fourth Quarter Fiscal Year 2019 Financial Results

AspenTech’s total revenue of $195.8 million included:

•
License revenue, which represents the portion of a term license agreement allocated to the initial license, was $148.5 million in the fourth quarter of fiscal 2019, compared to $111.6 million in the fourth quarter of fiscal 2018.

•
Maintenance revenue, which represents the portion of the term license agreement related to on-going support and the right to future product enhancements, was $39.5 million in the fourth quarter of fiscal 2019, compared to $39.2 million in the fourth quarter of fiscal 2018.

•	Services and other revenue was $7.8 million in the fourth quarter of fiscal 2019, compared to $8.3 million in the fourth quarter of fiscal 2018.

For the quarter ended June 30, 2019, AspenTech reported income from operations of $111.2 million, compared to income from operations of $79.8 million for the quarter ended June 30, 2018.

Net income was $103.9 million for the quarter ended June 30, 2019, leading to net income per share of $1.49, compared to net income per share of $1.06 in the same period last fiscal year.

Non-GAAP income from operations was $119.9 million for the fourth quarter of fiscal 2019, compared to non-GAAP income from operations of $86.1 million in the same period last fiscal year. Non-GAAP net income was $110.7 million, or $1.59 per share, for the fourth quarter of fiscal 2019, compared to non-GAAP net income of $81.2 million, or $1.12 per share, in the same period last fiscal year. These non-GAAP results add back the impact of stock-based compensation expense, amortization of intangibles and acquisition related fees. A reconciliation of GAAP to non-GAAP results is presented in the financial tables included in this press release.

AspenTech had cash and cash equivalents of $71.9 million and borrowings of $220 million at June 30, 2019.

During the fourth quarter, the company generated $85.2 million in cash flow from operations and $84.9 million in free cash flow. Free cash flow is calculated as net cash provided by operating activities adjusted for the net impact of: purchases of property, equipment and leasehold improvements; capitalized computer software development costs, and other nonrecurring items, such as acquisition related payments.

Summary of Fiscal Year 2019 Financial Results

AspenTech’s total revenue of $598.3 million increased 15% from $518.9 million for fiscal year 2018.

•	License revenue was $404.1 million, an increase from $326.5 million for fiscal year 2018.

•	Maintenance revenue was $165.4 million, an increase from $161.1 million for fiscal year 2018.

•	Services and other revenue was $28.8 million, compared to $31.2 million for fiscal year 2018.

For the fiscal year ended June 30, 2019, AspenTech reported income from operations of $282.8 million, compared to income from operations of $219.2 million for fiscal year 2018.

Net income was $262.7 million for the fiscal year ended June 30, 2019, leading to net income per share of $3.71, compared to net income per share of $4.03 for fiscal year 2018. Net income in the year ago period benefited from one-time, non-cash items related to the implementation of Topic 606 and the implementation of the Tax Cuts and Jobs Act of 2017.

Non-GAAP income from operations was $316.3 million for fiscal year 2019, an improvement compared to non-GAAP income from operations of $246.6 million for fiscal year 2018. Non-GAAP net income was $289.2 million, or $4.09 per share, for fiscal year 2019, compared to non-GAAP net income of $313.4 million, or $4.30 per share, for fiscal year 2018.

For the fiscal year ended June 30, 2019, the company generated $238.3 million in cash flow from operations and $236.8 million in free cash flow.

Note regarding Balance Sheet and Cash flow: AspenTech is in the process of completing its final documentation under FASB Topic 606 (Revenue from Contracts with Customers) in connection with its Annual Report on Form 10-K, which it expects to file on time later this month. Selected balance sheet and statement of cash flow information is provided in the tables below.

Business Outlook
Based on information as of today, August 7, 2019, AspenTech is issuing the following financial guidance for fiscal year 2020:

•	Annual spend growth of 10-12% year-over-year

•	Free cash flow of $250 to $260 million

•	Total bookings of $600 to $650 million

•	Total Revenue of $575 to $615 million

•	GAAP operating income of $206 to $241 million

•	Non-GAAP operating income of $272 to $307 million

•	GAAP net income per share of $2.70 to $3.11

•	Non-GAAP net income per share of $3.44 to $3.85

These statements are forward-looking and actual results may differ materially. Refer to the Forward-Looking Statements safe harbor below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.
AspenTech has not reconciled its expectations as to non-GAAP operating income and non-GAAP net income per share to their most directly comparable GAAP measure because certain items are out of AspenTech’s control or cannot be reasonably predicted. Accordingly, a reconciliation for forward-looking non-GAAP operating income and non-GAAP net income per share is not available without unreasonable effort.

Use of Non-GAAP Financial Measures

This press release contains “non-GAAP financial measures” under the rules of the U.S. Securities and Exchange Commission. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles. This non-GAAP information supplements, and is not intended to represent a measure of performance in accordance with, disclosures required by generally accepted accounting principles, or GAAP. Non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, financial measures determined in accordance with GAAP. A reconciliation of GAAP to non-GAAP results is included in the financial tables included in this press release.

Management considers both GAAP and non-GAAP financial results in managing Aspen Technology’s business. As the result of adoption of new licensing models, management believes that a number of Aspen Technology’s performance indicators based on GAAP, including revenue, gross profit, operating income and net income, should be viewed in conjunction with certain non-GAAP and other business measures in assessing Aspen Technology’s performance, growth and financial condition. Accordingly, management utilizes a number of non-GAAP and other business metrics, including the non-GAAP metrics set forth in this press release, to track Aspen Technology’s business performance. None of these non-GAAP metrics should be considered as an alternative to any measure of financial performance calculated in accordance with GAAP.

Conference Call and Webcast

Aspen Technology will host a conference call and webcast today, August 7th, 2019, at 4:30 p.m. (Eastern Time), to discuss the company's financial results for the fourth quarter and fiscal year 2019 as well as the company’s business outlook. The live dial-in number is (866) 471-3828 or (678) 509-7573, conference ID code 2744108. Interested parties may also listen to a live webcast of the call by logging on to the Investor Relations section of Aspen Technology’s website, http://ir.aspentech.com/events-and-presentations, and clicking on the “webcast” link. A replay of the call will be archived on Aspen Technology’s website and will also be available via telephone at (855) 859-2056 or (404) 537-3406, conference ID code 2744108, through August 14, 2019.

About Aspen Technology

Aspen Technology (AspenTech) is a leading software supplier for optimizing asset performance. Its products thrive in complex, industrial environments where it is critical to optimize the asset design, operation and maintenance lifecycle. AspenTech uniquely combines decades of process modelling expertise with machine learning. The company's purpose-built software platform automates knowledge work and builds sustainable competitive advantage by delivering high returns over the entire asset lifecycle. As a result, companies in capital-intensive industries can maximize uptime and push the limits of performance, running their assets safer, greener, longer, and faster. Visit AspenTech.com to find out more.

Forward-Looking Statements

The third paragraph of this press release as well as the Business Outlook section contain forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Actual results may vary significantly from Aspen Technology’s (AspenTech) expectations based on a number of risks and uncertainties, including, without limitation: AspenTech’s failure to increase usage and product adoption of aspenONE offerings or grow the aspenONE APM business, and failure to continue to provide innovative, market-leading solutions; the demand for, or usage of, aspenONE software declines for any reason, including declines due to adverse changes in the process or other capital-intensive industries; unfavorable economic and market conditions or a lessening demand in the market for asset process optimization software; risks of foreign operations or transacting business with customers outside the United States; risks of competition and other risk factors described from time to time in AspenTech’s periodic reports filed with the Securities and Exchange Commission. AspenTech cannot guarantee any future results, levels of activity, performance, or achievements. AspenTech expressly disclaims any obligation to update forward-looking statements after the date of this press release.

© 2019 Aspen Technology, Inc. AspenTech, aspenONE, asset optimization and the Aspen leaf logo are trademarks of Aspen Technology, Inc. All rights reserved. All other trademarks are property of their respective owners.

Source: Aspen Technology, Inc

ASPEN TECHNOLOGY, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in Thousands, Except per Share Data)

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2019	2018	2019	2018
		As Adjusted		As Adjusted
Revenue:
License	$148,506	$111,611	$404,122	$326,549
Maintenance	39,481	39,175	165,436	161,065
Services and other	7,782	8,298	28,787	31,245
Total revenue	195,769	159,084	598,345	518,859
Cost of revenue:
License	1,918	1,493	7,060	5,236
Maintenance	4,967	4,347	19,208	17,408
Services and other	8,605	7,207	31,548	28,000
Total cost of revenue	15,490	13,047	57,816	50,644
Gross profit	180,279	146,037	540,529	468,215
Operating expenses:
Selling and marketing	30,842	27,047	111,374	99,737
Research and development	21,229	21,213	83,122	82,076
General and administrative	16,985	17,993	63,231	67,181
Total operating expenses	69,056	66,253	257,727	248,994
Income from operations	111,223	79,784	282,802	219,221
Interest income	7,068	6,105	28,457	24,954
Interest (expense)	(2,405)	(1,739)	(8,733)	(5,691)
Other income (expense), net	1,149	120	664	(838)
Income before income taxes	117,035	84,270	303,190	237,646
Provision for (benefit from) income taxes	13,170	7,624	40,456	(56,057)
Net income	$103,865	$76,646	$262,734	$293,703
Net income per common share:
Basic	$1.51	$1.07	$3.76	$4.07
Diluted	$1.49	$1.06	$3.71	$4.03
Weighted average shares outstanding:
Basic	68,839	71,349	69,925	72,140
Diluted	69,638	72,315	70,787	72,956

ASPEN TECHNOLOGY, INC. AND SUBSIDIARIES
SELECTED CONSOLIDATED BALANCE SHEET DATA
(Dollars in Thousands)

	June 30,
	2019	2018

Cash and cash equivalents	$71,926	$96,165
Borrowings under credit agreement	220,000	170,000

ASPEN TECHNOLOGY, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Results of Operations and Cash Flows
(Dollars in Thousands, Except per Share Data)

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2019	2018	2019	2018
		As Adjusted		As Adjusted
Total expenses
GAAP total expenses (a)	$84,546	$79,300	$315,543	$299,638
Less:
Stock-based compensation (b)	(6,119)	(5,466)	(27,573)	(22,688)
Amortization of intangibles	(1,153)	(653)	(4,533)	(2,231)
Litigation judgment	—	(141)	—	(1,689)
Acquisition related fees	(1,430)	(15)	(1,438)	(721)

Non-GAAP total expenses	$75,844	$73,025	$281,999	$272,309

Income from operations
GAAP income from operations	$111,223	$79,784	$282,802	$219,221
Plus:
Stock-based compensation (b)	6,119	5,466	27,573	22,688
Amortization of intangibles	1,153	653	4,533	2,231
Litigation judgment	—	141	—	1,689
Acquisition related fees	1,430	15	1,438	721

Non-GAAP income from operations	$119,925	$86,059	$316,346	$246,550

Net income
GAAP net income	$103,865	$76,646	$262,734	$293,703
Plus:
Stock-based compensation (b)	6,119	5,466	27,573	22,688
Amortization of intangibles	1,153	653	4,533	2,231
Litigation judgment	—	141	—	1,689
Acquisition related fees	1,430	15	1,438	721
Less:
Income tax effect on Non-GAAP items (c)	(1,827)	(1,763)	(7,044)	(7,679)

Non-GAAP net income	$110,740	$81,158	$289,234	$313,353

Diluted income per share
GAAP diluted income per share	$1.49	$1.06	$3.71	$4.03
Plus:
Stock-based compensation (b)	0.09	0.07	0.40	0.32
Amortization of intangibles	0.02	0.01	0.06	0.03
Litigation judgment	—	—	—	0.02
Acquisition related fees	0.02	—	0.02	0.01
Less:
Income tax effect on Non-GAAP items (c)	(0.03)	(0.02)	(0.10)	(0.11)

Non-GAAP diluted income per share	$1.59	$1.12	$4.09	$4.30

ASPEN TECHNOLOGY, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Results of Operations and Cash Flows
(Dollars in Thousands, Except per Share Data)

Shares used in computing Non-GAAP diluted income per share	69,638	72,315	70,787	72,956

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2019	2018	2019	2018
Free Cash Flow
GAAP cash flow from operating activities	$85,177	$79,107	$238,313	$206,936

Purchase of property, equipment and leasehold improvements	(230)	(114)	(436)	(331)
Capitalized computer software development costs	(37)	(30)	(1,131)	(329)
Non-capitalized acquired technology (d)	—	—	—	75
Acquisition related fee payments	—	280	27	1,148
Litigation related payments	—	260	—	4,546
Free Cash Flow	$84,910	$79,503	$236,773	$212,045

(a) GAAP total expenses
	Three Months Ended June 30,		Twelve Months Ended June 30,
	2019	2018	2019	2018
		As Adjusted		As Adjusted
Total costs of revenue	$15,490	$13,047	$57,816	$50,644
Total operating expenses	69,056	66,253	257,727	248,994
GAAP total expenses	$84,546	$79,300	$315,543	$299,638

(b) Stock-based compensation expense was as follows:
	Three Months Ended June 30,		Twelve Months Ended June 30,
	2019	2018	2019	2018
		As Adjusted		As Adjusted
Cost of maintenance	$366	$111	$1,282	$559
Cost of services and other	382	249	1,420	920
Selling and marketing	1,162	992	4,849	3,862
Research and development	1,472	1,938	6,923	7,617
General and administrative	2,737	2,176	13,099	9,730
Total stock-based compensation	$6,119	$5,466	$27,573	$22,688

(c) The income tax effect on non-GAAP items for the three and twelve months ended June 30, 2019 is calculated utilizing the Company's statutory tax rate of 21 percent.  The income tax effect on non-GAAP items for the three and twelve months ended June 30, 2018 is calculated utilizing the Company's estimated federal and state tax rate.

(d) In the twelve months ended June 30, 2018, the Company has excluded $0.1 million of final payments related to non-capitalized acquired technology from prior fiscal periods from free cash flow to be consistent with the treatment of other transactions where the acquired assets were capitalized.